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                                                              Exhibit 23.4

BERNARDO VILLEGAS PEREZ
CONTADOR PUBLICO
MATRICULA 4962-A


March 5, 1999


                         CONSENT OF INDEPENDENT AUDITOR

I hereby consent to the incorporation by reference in the prospectus constituting part of this Registration Statement on Form S-3 of my report dated March 15, 1996 appearing on page F-2 and F-3 of American International Petroleum Corporation's Annual Report on Form 10-K for the year ended December 31, 1995.
I also consent to the reference to me under the heading "Expert" in such Prospectus.



/s/ Bernardo Villegas Perez
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Bernardo Villegas Perez
Auditor
Professional Card No. 4962-A